UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 20, 2015
                Date of Report (Date of earliest event reported)


                       AMERICA RESOURCES EXPLORATION INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-196409                 98-1153516
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

       2800 Post Oak Boulevard
             Suite 4100
            Houston, TX                                             77056
(Address of principal executive offices)                         (Zip Code)

                                 (832) 390-2273
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Through August 19, 2015, the Briggs & Veselka Co., PC (the "Former Accountant ") was the independent registered public accounting firm of America Resources Exploration Inc. (the "Company"). On August 20, 2015, the Former Accountant informed the Company's that it was resigning as the Company's independent registered public accounting firm.

Other than an explanatory paragraph included in Briggs & Veselka's audit report for the Company's fiscal years ended March 31, 2015 and 2014, relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of the Former Accountant on the Company's financial statements for fiscal years ended March 31, 2015 and 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended March 31, 2015 and 2014 and through August 19, 2015, there were no disagreements (as defined in item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with their report.

However upon the Former Accountant's resignation, certain "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, occurred, which are described below.

(1) The Former Accountant advised the Company of certain significant deficiencies in the Company's internal control over financial reporting that they believe to constitute material weaknesses. Specifically, the Former Accountant claimed that (a) the Company's Board of Directors did not include sufficient oversight by independent directors nor has an audit committee been formed; (b) many critical duties are combined and assigned to limited staff; and
(c) the Company maintains insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of generally accepted accounting principles and SEC disclosure requirements.

(2) The Former Accountant advised the Company that information has come to the Former Accountant's attention that has led it to no longer be able to rely on management's representations. The Former Accountant noted that it believes the Company's largest shareholder, who is neither a member of management nor its Board of Directors, appears to be authorizing and entering into transactions on the Company's behalf and that such transactions were not officially documented

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by the Company  until  several  weeks  later.  As a result,  the Company did not timely report these  transactions  to the SEC in accordance  with Items 3.02 and
9.01 of Form 8-K and they were not appropriately reflected in the Company's draft financial statements provided for the Former Accountant's review.

The Company's Board of Directors did not have an opportunity to discuss the subject matter of such events with the Former Accountant due to its resignation upon communication of these reportable events to the Company. The Company has authorized the Former Accountant to respond fully to the inquiries of the Company's successor accountant concerning the subject matter of each of such events.

The Company furnished the Former Accountant with a copy of this disclosure on August 20, 2015, providing the Former Accountant with the opportunity to furnish the Company with a letter addressed to the Commission stating whether they agree with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which they do not agree. A copy of the Former Accountant letter addressed to the Commission is filed as
Exhibit 16.1 to this Report.

(b) On August 20, 2015, the Company engaged B F Borgers CPA PC ("Borgers") as the Company's independent accountant to audit the Company's financial statements and to perform reviews of interim financial statements. During the fiscal year ended March 31, 2015, and then through August 20, 2015 neither the Company nor anyone acting on its behalf consulted with Borgers regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Borgers on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with the Former Accountant or a reportable event with respect to Briggs & Veselka.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Ex. No.        Date                            Document
-------        ----                            --------

16.01    August 21, 2015    Briggs & Veselka Co., PC Letter addressed to the SEC

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA RESOURCES EXPLORATION INC.

DATE: August 21, 2015


By:/s/ Huang Yu
   ----------------------------------
Name:  Huang Yu
Title: President

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